Exhibit 23.1

Consent of Independent Auditor

Consent of Independent Accounting Firm

Universal Tracking Solutions, Inc.
3317 S. Higley Road, Suite 114-475
Gilbert, Arizona 85297

We hereby consent to the incorporation by reference in this Form SB-2/A of our report dated March 29, 2007, relating to the audited financial statements of Universal Tracking Solutions, Inc., for the year ended December 31, 2006.

/s/Robert L. White & Associates, Inc.
_________________________

Robert L. White & Associates, Inc.

January 3, 2008